UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2014

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 22, 2014, Nektar Therapeutics, a Delaware corporation (“Nektar”), entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC (“J.P. Morgan”) and Jefferies LLC (“Jefferies”), as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 8,500,000 shares (the “Firm Shares”) of common stock, par value $0.0001 per share, of Nektar. The price to the public in this offering is $12.75 per share, and the Underwriters agreed to purchase the Firm Shares from Nektar pursuant to the Underwriting Agreement at a price of $11.985 per share.

In addition, under the terms of the Underwriting Agreement, Nektar granted the Underwriters an option, exercisable for 30 days after January 22, 2014, to purchase up to an additional 1,275,000 shares of common stock (the “Additional Shares”) at a price of $11.985 per share. On January 23, 2014, the Representatives notified the Company that the Underwriters were exercising their option to purchase all of the Additional Shares.

The net proceeds to Nektar from this offering are expected to be approximately $116.5 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by Nektar.

The offering is expected to close on or about January 28, 2014, subject to customary closing conditions set forth in the Underwriting Agreement. J.P. Morgan and Jeffries are acting as joint book-running managers. The offering is being made pursuant to the effective registration statement on Form S-3ASR (File No. 333-193454) filed by Nektar with the Securities and Exchange Commission on January 21, 2014 and a prospectus supplement dated January 22, 2014 thereunder.

The Underwriting Agreement contains customary representations, warranties and covenants of Nektar, customary conditions to closing, indemnification obligations of Nektar and the Underwriter (including for liabilities under the Securities Act of 1933, as amended) and termination and other provisions customary for transactions of this nature. The representations, warranties and covenants of Nektar contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Nektar.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K. A copy of the opinion of O’Melveny & Myers LLP relating to the legality of the issuance and sale of the Firm Shares in the offering is attached as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of January 22, 2014

5.1	Opinion of O’Melveny & Myers LLP

23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary

Date: January 27, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated as of January 22, 2014

5.1	Opinion of O’Melveny & Myers LLP

23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1)